As filed with the Securities and Exchange Commission on February 15, 2018

Registration Statement No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

GETTY REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland	11-3412575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Jericho Plaza, Suite 110

Jericho, New York 11753-1681

(Address of principal executive offices)

Getty Realty Corp. Second Amended and Restated 2004 Omnibus Incentive Compensation Plan

(Full title of the plan)

Joshua Dicker, Esquire	Wm. David Chalk, Esquire
Executive Vice President, General Counsel and Secretary	Partner
Getty Realty Corp.	DLA Piper LLP (US)
Two Jericho Plaza, Suite 110	6225 Smith Avenue
Jericho, New York 11753	Baltimore, Maryland 21209-3600
(516) 478-5400	(410) 580-3000
(Name, address and telephone number of agent for service)	(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock	500,000	$24.13	$12,065,000	$1,502.09
(1)

An aggregate of 1,500,000 shares of Common Stock may be issued pursuant to the Getty Realty Corp. Second Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Plan”), of which 1,000,000 shares were previously registered on Form S-8 (File No. 333-115672) and 500,000 shares are being registered hereunder.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of the common stock, par value $0.01 per share, of Getty Realty Corp. as reported on New York Stock Exchange on February 13, 2018.

Explanatory Note

Getty Realty Corp. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 500,000 shares of common stock authorized for issuance under the Registrant’s Second Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”). The increase in the number of shares authorized for issuance under the 2004 Plan, as well as certain other amendments described in the Registrant’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “Commission”) on March 23, 2017, was approved by the Registrant’s shareholders on May 4, 2017.

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by the Registrant with the Commission (File No. 333-115672), with respect to securities offered pursuant to the Registrant’s Second Amended and Restated 2004 Omnibus Incentive Compensation Plan are hereby incorporated by reference.

Part II

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement.

(a)

our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 2, 2017, including portions of our Definitive Proxy Statement of Schedule 14A filed on March 23, 2017, relating to our 2017 Annual Meeting of Stockholders held on May 4, 2017, to the extent incorporated by reference into such Annual Report on Form 10-K;

(b)

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017, and June 30, 2017 and September 30, 2017, filed with the SEC on May 5, 2017, July 28, 2017 and October 26, 2017, respectively;

(c)	our Current Reports on Form 8-K filed with the SEC on February 21, 2017, May 5, 2017 (Item 5.07), June 27, 2017, July 14, 2017, and July 20, 2017; and
(d)

the description of our capital stock contained in Amendment No. 1 to the Registration Statement on Form 8-A filed with the SEC on November 30, 2017 and any amendment or report filed for the purposed of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
No.	Description	Incorporation by Reference
4.1	Articles of Incorporation of Getty Realty Holding Corp. (“Holdings”), now known as Getty Realty Corp., filed December 23, 1997.

Incorporated by reference from the Company’s Registration Statement on Form S-4, filed on January 12, 1998 (File No. 333-44065), included as Appendix D to the Joint Proxy/Prospectus that is a part thereof.

4.2	Articles Supplementary to Articles of Incorporation of Holdings, filed January 21, 1998.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

4.3	Bylaws of Getty Realty Corp.	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2011 (File No. 001-13777).

4.4	Articles of Amendment of Holdings, changing its name to Getty Realty Corp., filed January 30, 1998.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

4.5	Amendment to Articles of Incorporation of Holdings, filed August 1, 2001.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

4.6	Articles Supplementary to Articles of Incorporation of Holdings, filed October 25, 2017.	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (File No. 001-13777).

4.7	Getty Realty Corp. Second Amended and Restated 2004 Omnibus Incentive Compensation Plan	Incorporated by reference from the Company’s Form DEF-14A filed March 23, 2017.

5.1	Opinion of DLA Piper LLP (US)	Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.

23.2	Consent of DLA Piper LLP (US)	Included in Exhibit 5.1.

24.1	Powers of Attorney	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York on February 15, 2018.

GETTY REALTY CORP.

By:	/s/ Danion Fielding
Danion Fielding
Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Christopher J. Constant	President, Chief Executive Officer and Director	February 15, 2018
Christopher J. Constant	(Principal Executive Officer)

/s/ Danion Fielding	Vice President, Chief Financial Officer and Treasurer	February 15, 2018
Danion Fielding	(Principal Financial Officer)

/s/ Eugene Shnayderman	Chief Accounting Officer and Controller	February 15, 2018
Eugene Shnayderman	(Principal Accounting Officer)

A majority of the Board of Directors (Leo Liebowitz, Howard B. Safenowitz, Milton Cooper, Philip E. Coviello, Richard E. Montag and Christopher J. Constant)

/s/ Christopher J. Constant	For himself and as Attorney-in-Fact	February 15, 2018
Christopher J. Constant